UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 15, 2014

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

660 Madison Avenue, Suite 1700 New York, New York (Address of principal executive offices)	10065 (Zip code)

Registrant's telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 15, 2014 (the "2014 Annual Meeting") in New York, New York.  Stockholders representing 46,719,474 shares of common stock, or 87.6% of the shares of common stock outstanding as of the March 31, 2014 record date were present in person or were represented at the meeting by proxy.  The items listed below were submitted to a vote of the stockholders present, in person or by proxy, and entitled to vote at the 2014 Annual Meeting.  Final voting results are shown below.

(1)	Election of the following individuals to hold office as directors of the Company for terms of one year.

Number of Shares Voted
Name	For	Withheld
Eric A. Rose, M.D.	25,055,760	2,936,088

James J. Antal	25,049,087	2,942,761

Michael J. Bayer	25,144,507	2,847,341

Thomas E. Constance	24,862,853	3,128,995

Jeffrey B. Kindler	25,176,377	2,815,471

Joseph W. Marshall, III	25,201,839	2,790,009

Paul G. Savas	20,705,008	7,826,840

Bruce Slovin	25,190,604	2,801,244

Andrew Stern	25,319,544	2,672,304

With respect to each director nominee, there were 18,727,626 Broker Non Votes.

(2)	Advisory vote on the compensation of the Company's named executive officers, as described in the "Compensation Discussion and Analysis" section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in the Company's 2014 Proxy Statement ("Say on Pay"). Our stockholders approved the Say on Pay proposal.

Number of Shares Voted
For	Against	Abstain
20,227,702	7,580,841	183,305

With respect to this proposal, there were 18,727,626 Broker Non Votes.

(3)	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014. Our stockholders ratified the appointment of PricewaterhouseCoopers LLP.

Number of Shares Voted
For	Against	Abstain
45,688,940	762,030	268,504

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

By:	/s/ Daniel J. Luckshire
Name:	Daniel J. Luckshire
Title:	Chief Financial Officer

Date:  May 20, 2014